Exhibit 99.1

FOR IMMEDIATE RELEASE
Contacts:
Timothy A. Bonang, Vice President, Investor Relations
Elisabeth A. Heiss, Manager, Investor Relations
(617) 796-8245
www.fivestarseniorliving.com

Five Star Quality Care, Inc. Extends Existing $35 Million Credit Facility to 2016

Newton, MA (March 18, 2013):  Five Star Quality Care, Inc. (NYSE: FVE) today announced that it has extended the maturity date of its existing $35 million revolving bank credit facility to March 18, 2016.  The existing credit facility was scheduled to expire today, March 18, 2013.

In addition to extending the expiration date by three years, certain terms of the credit facility were also amended to reflect current market conditions.  For example, interest paid on borrowings under the credit facility was reduced from LIBOR (with a floor of 200 basis points) plus 400 basis points to LIBOR (with no floor) plus 250 basis points.  The credit facility remains secured by FVE’s accounts receivable and related collateral.

Jefferies Finance LLC acts as lender, arranger, administrative agent and collateral agent for the facility.

Five Star Quality Care, Inc. is a senior living and healthcare services company which owns, leases and manages senior living communities, including primarily private pay independent and assisted living communities located throughout the United States.  Five Star also operates two rehabilitation hospitals.  Five Star is headquartered in Newton, Massachusetts.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON FVE’S PRESENT BELIEFS AND EXPECTATIONS, BUT THESE FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR.  FOR EXAMPLE, ACTUAL COSTS UNDER, AND THE CONTINUED AVAILABILITY OF BORROWINGS UNDER THE FACILITY ARE SUBJECT TO OTHER FEES AND

EXPENSES ASSOCIATED WITH THE FACILITY AND FVE’S SATISFYING CERTAIN FINANCIAL COVENANTS AND MEETING OTHER CUSTOMARY CONDITIONS.  FOR THESE REASONS, AMONG OTHERS, INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

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